Exhibit 10.4

Certain portions of this Exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K on the basis that they are not material and are the type of information that the registrant treats as confidential and private.

FIRST AMENDMENT TO THE LICENSE AGREEMENT BETWEEN THE REGENTS OF
THE UNIVERSITY OF CALIFORNIA

AND EXXEL PHARMA, INC

This first amendment (the“First Amendment”), dated January 3rd, 2023 (the “Effective Date”), is made by and between The Regents of the University of California (“The Regents”), a California corporation having its statewide administrative offices at 1111 Franklin Street, 12th Floor, Oakland, California 94607-5200, acting through the offices of The University of California, Irvine located at 5270 California Ave, Suite #100, Irvine, CA 92697-7700 and Exxel Pharma, Inc. (“Licensee”) having a principal place of business at 12635 E Montview Blvd, Suite 134, Aurora, CO 80045 and amends the license agreement with Licensee, dated August 17, 2021 with UC Agreement Control Number 2022-04-0096 (the “License Agreement”).

RECITALS

WHEREAS, Licensee has requested an extension of certain diligence milestones and The Regents is willing to agree to such extensions;

NOW THEREFORE, in consideration of the foregoing premises and the mutual promises, covenants, and agreements hereinafter set forth, all parties to this First Amendment mutually agree to amend the License Agreement as follows:

1.	Replace PARAGRAPHS 7.3(8) - 7.3(G) of the License Agreement with the following to extend the deadlines therein:

“7.3 (B)	Submit IND or CTA package for US FDA or Health Canada approval for a Licensed Product no later than ;

(C)	Begin a Phase I clinical trial and complete a first human dosing with a Licensed Product no later than ;

(D)	Complete a Phase II clinical trial with a Licensed Product no later than ;

(E)	Complete pivotal Phase III clinical trial with a Licensed Product no later than ;

(F)	File NDA for a Licensed Product no later than ;

(G)	Complete a first commercial sale of a Licensed Product no later than .

All other terms and conditions of the License Agreement remain the same.

This First Amendment may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Facsimile, Portable Document Format (PDF) or photocopied signatures of the Parties will have the same legal validity as original signatures.

IN WITNESS WHEREOF, the parties have executed this First Amendment by their duly authorized representatives for good and valuable consideration.

EXXEL PHARMA INC.		THE REGENTS OF THE UNIVERSITY OF CALIFORNIA

By:	/s/ Soren Mogelsvang	By:	/s/ Casie Kelly
Name:	Soren Mogelsvang, PhD	Name:	Casie Kelly, PhD
Title:	President and CEO	Title:	Interim Director, Research Translation
Date:	1/3/2023	Date:	1/3/ 2023